IN THE UNITED STATES DISTRICT COURT
FOR THE DISTRICT OF MARYLAND
(Northern Division)

FIRE AND POLICE RETIREE HEALTH CARE FUND, SAN ANTONIO, et al. Plaintiffs, v. DAVID D. SMITH, et al. Defendants.	Civil Action No. 1:18-cv-03670-CCB (consolidated with Civil Action No. 1:18-cv-03952-CCB)

[PROPOSED] FINAL ORDER AND JUDGMENT
This matter came before the Court for hearing pursuant to an Order of the Court, dated August 6, 2020 (the “Preliminary Approval Order”), on the application of Plaintiffs in the above-captioned, consolidated derivative action (the “Consolidated Action”) for final approval of the proposed settlement (the “Settlement”) set forth in the Stipulation and Agreement of Compromise, Settlement and Release, dated July 20, 2020 (the “Stipulation”), which is incorporated herein by reference. Due and adequate notice having been given of the Settlement, as required in the Preliminary Approval Order, and the Court having considered all papers filed and evidence in support of the proposed Settlement, and attorneys for the respective Parties having been heard, and an opportunity to be heard having been given to all other persons requesting to be heard in accordance with the Preliminary Approval Order;
IT IS HEREBY ORDERED, ADJUDGED AND DECREED that:
1.    Definitions: Unless otherwise defined herein, the capitalized terms used herein shall have the same meanings set forth in the Stipulation and/or the Preliminary Approval Order.

2.    Jurisdiction: For purposes of effectuating the Settlement, the Court has jurisdiction over the subject matter of the Consolidated Action, and all matters relating to the Settlement, as well as personal jurisdiction over all of the Parties, including all Sinclair stockholders.
3.    Derivative Action Properly Maintained: Based on the record in the Consolidated Action, the Court finds that each of the provisions of Rule 23.1 of the Federal Rules of Civil Procedure (the “Federal Rules”) has been fully satisfied and that the Consolidated Action has been properly maintained according to Rule 23.1 of the Federal Rules. The Court finds that Plaintiffs and Plaintiffs’ Lead Counsel have adequately represented the interests of Sinclair and its stockholders both in terms of litigating the Consolidated Action and for purposes of entering into and implementing the Settlement.
4.    Notice: The Court finds that the dissemination of the Notice: (a) was implemented in accordance with the Preliminary Approval Order; (b) constituted notice that was reasonably calculated, under the circumstances, to apprise Sinclair Stockholders of: (i) the pendency of the Consolidated Action; (ii) the effect of the proposed Settlement (including the Releases to be provided thereunder); (iii) the application of Plaintiffs’ Counsel for an award of attorneys’ fees and litigation expenses (as set forth in Paragraph 18 of the Stipulation) (the “Application”); (iv) their right to object to the Settlement and/or the Application; and (v) their right to appear at the Settlement Hearing; (c) constituted due, adequate, and sufficient notice to all persons and entities entitled to receive notice of the proposed Settlement; and (d) satisfied the requirements of Rule 23.1 of the Federal Rules, the United States Constitution, and all other applicable law and rules.
5.    Final Settlement Approval and Dismissal of Claims: Pursuant to Rule 23.1 of the Federal Rules, this Court hereby fully and finally approves the Settlement set forth in the Stipulation in all respects (including, without limitation, the Settlement consideration; the Releases; and the dismissal with prejudice of the Consolidated Action), and finds that the Settlement is, in all respects, fair, reasonable, and adequate to Plaintiffs, Sinclair, and Sinclair Stockholders. This Court further finds the Settlement is the result of arm’s-length negotiations between experienced counsel representing the interests of Plaintiffs, Defendants, Sinclair, and Sinclair Stockholders. Accordingly, the Settlement is hereby approved in all respects and shall be consummated in accordance with its terms and provisions. The Parties are directed to implement, perform, and consummate the Settlement.
6.    The Consolidated Action and all of the claims asserted against the Defendants in the Consolidated Action by Plaintiffs are hereby dismissed with prejudice. The Parties shall bear their own fees, costs, and expenses, except as expressly provided in the Stipulation or in this Final Order and Judgment.
7.    Binding Effect: The terms of the Stipulation and of this Final Order and Judgment shall be forever binding on Defendants, Sinclair, Plaintiffs, and all other Sinclair Stockholders, as well as their respective agents, executors, administrators, heirs, successors, affiliates, and assigns.
8.    Release of the Released Defendant Parties: Upon the Effective Date:
(a)    Sinclair and Plaintiffs, and each and every other Sinclair Stockholder derivatively on behalf of Sinclair, and their respective heirs, executors, administrators, predecessors, successors, assigns, and attorneys, in their capacities as such only, by operation of the Stipulation and this Final Order and Judgment and to the fullest extent permitted by law, shall completely, fully, finally and forever release, relinquish, settle, and discharge each and all of (whether or not each of all of the following persons or entities were named, served with process, or appeared in the Consolidated Action or the Teamsters Action) (i) David D. Smith, Frederick G. Smith, J. Duncan Smith, Robert E. Smith, Howard E. Friedman, Daniel C. Keith, Martin R. Leader, Lawrence E. McCanna, Christopher S. Ripley, Benson E. Legg, and Sinclair; (ii) all past and present officers and directors of Sinclair; and (iii) for each and all of the Persons identified in the foregoing clauses (i) and (ii) (but only to the extent such Persons are released as provided above), any and all of their respective past or present family members, spouses, heirs, trusts, trustees, executors, estates, administrators, beneficiaries, distributees, foundations, agents, employees, fiduciaries, insurers, reinsurers, partners, partnerships, general or limited partners or partnerships, joint ventures, member firms, limited-liability companies, corporations, parents, subsidiaries, divisions, direct or indirect affiliates, associated entities, stockholders, principals, officers, managers, directors, managing directors, members, managing members, managing agents, predecessors, predecessors-in-interest, successors, successors-in-interest, assigns, financial or investment advisors, advisors, consultants, investment bankers, entities providing any fairness opinion, underwriters, brokers, dealers, lenders, commercial bankers, attorneys, personal or legal representatives, accountants and associates (collectively, the “Released Defendant Parties”), from any and all manner of claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, judgments, defenses, counterclaims, offsets, decrees, matters, issues and controversies of any kind, nature or description whatsoever, whether known or unknown, disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, including Unknown Claims (as defined in the Stipulation), which were asserted in the Demands, the San Antonio Complaint, the Norfolk Complaint, or the Teamsters Complaint, or which could have been asserted by Plaintiffs or any Sinclair Stockholder derivatively on behalf of Sinclair, or which Sinclair could have asserted directly, in any court, tribunal, forum or proceeding, whether based on state, local, foreign, federal, statutory, regulatory, common or other law or rule, and which are based upon, arise out of, relate to, or involve, directly or indirectly, (i) any transaction, occurrence, fact, disclosure, or non-disclosure alleged or set forth in any of the Demands, the San Antonio Complaint, the Norfolk Complaint, or the Teamsters Complaint; (ii) the Merger, the HDO, the divestitures contemplated by the Merger, the Delaware Action, or the Consent Decree; (iii) the disclosures related to the foregoing; (iv) any litigation or any settlement of any litigation relating to foregoing (including the Delaware Action and the Consent Decree); or (v) the actions, inactions, deliberations, discussions, decisions, votes, or any other conduct of any kind of any director, officer, employee, or agent of Sinclair relating to the foregoing (collectively, the “Released Plaintiffs’ Claims”); provided, however, for the avoidance of doubt, the Released Plaintiffs’ Claims shall not include (x) the right to enforce the Stipulation or the Settlement or this Final Order and Judgment, or (y) any direct claims of any Sinclair stockholder, including the federal securities laws claims asserted in the action captioned In re Sinclair Broadcast Group, Inc. Securities Litigation, Case No. 1:18-CV-02445-CCB.
(b)    Sinclair and Plaintiffs, and each and every Sinclair Stockholder derivatively on behalf of Sinclair, and their respective heirs, executors, administrators, predecessors, successors, assigns, and attorneys in their capacities as such only, by operation of the Stipulation and this Final Order and Judgment and to the fullest extent permitted by law, shall forever be barred and enjoined from commencing, instituting, or prosecuting any of the Released Plaintiffs’ Claims against any of the Released Defendant Parties in any forum.
9.    Release of the Released Plaintiff Parties: Upon the Effective Date:
(a)    Defendants and their respective heirs, executors, administrators, predecessors, successors, and assigns, in their capacities as such only, by operation of the Stipulation and this Final Order and Judgment and to the fullest extent permitted by law, shall completely, fully, finally and forever release, relinquish, settle and discharge each and all of Plaintiffs, Plaintiffs’ Counsel, and any and all of their respective past or present family members, spouses, heirs, trusts, trustees, executors, estates, administrators, beneficiaries, distributees, foundations, agents, employees, fiduciaries, insurers, reinsurers, partners, partnerships, general or limited partners or partnerships, joint ventures, member firms, limited-liability companies, corporations, parents, subsidiaries, divisions, direct or indirect affiliates, associated entities, stockholders, principals, officers, managers, directors, managing directors, members, managing members, managing agents, predecessors, predecessors-in-interest, successors, successors-in-interest, assigns, financial or investment advisors, advisors, consultants, investment bankers, entities providing any fairness opinion, underwriters, brokers, dealers, lenders, commercial bankers, attorneys, personal or legal representatives, accountants and associates (collectively, the “Released Plaintiff Parties”) from any and all manner of claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, judgments, defenses, counterclaims, offsets, decrees, matters, issues and controversies of any kind, nature or description whatsoever, whether known or unknown, disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, including Unknown Claims (as defined in the Stipulation), arising out of or relating to the commencement, prosecution, or settlement of the Demands, the Consolidated Action, or the Teamsters Action (collectively, the “Released Defendants’ Claims”); provided, however, for the avoidance of doubt, the Released Defendants’ Claims shall not include the right to enforce the Stipulation, the Settlement, or this Final Order and Judgment.
(b)    Defendants and their respective heirs, executors, administrators, predecessors, successors, and assigns, in their capacities as such only, by operation of the Stipulation and this Final Order and Judgment and to the fullest extent permitted by law, shall forever be barred and enjoined from commencing, instituting, or prosecuting any of the Released Defendants’ Claims against any of the Released Plaintiff Parties in any forum.
10.    Award of Attorneys’ Fees and Expenses: Plaintiffs’ Counsel are hereby awarded attorneys’ fees and litigation expenses in an aggregate amount of $____________ (the “Fees and Expenses Award”), to be paid solely from the Settlement Amount, which sum the Court finds to be fair and reasonable. Plaintiffs Fire and Police Retiree Health Care Fund, San Antonio, Norfolk County Retirement System, and Teamsters Local 677 Health Services & Insurance Plan, are each awarded an incentive award of $___________, to be paid out of the Fees and Expenses Award, which sum the Court finds to be fair and reasonable.

11.    No proceedings or court order with respect to the Fees and Expenses Award shall in any way disturb or affect this Final Order and Judgment (including precluding this Final Order and Judgment from being Final or otherwise being entitled to preclusive effect), and any such proceedings or court order shall be considered separate from this Final Order and Judgment.
12.    No Admissions: Neither this Final Order and Judgment, the Stipulation, nor any act or omission in connection therewith is intended or shall be deemed to be a presumption, concession or admission by: (a) any of the Defendants or any of the other Released Defendant Parties as to the validity of any claims, causes of action, or other issues raised, or which might be or have been raised, in the Consolidated Action or in any other litigation, or to be evidence of or constitute an admission of wrongdoing or liability by any of them, and each of them expressly denies any such wrongdoing or liability; or (b) Plaintiffs as to the infirmity of any claim or the validity of any defense, or to the amount of any damages, or to the underlying facts of this matter. The existence of the Stipulation, its contents or any negotiations, statements, or proceedings in connection therewith, shall not be offered or admitted in evidence or referred to, interpreted, construed, invoked, or otherwise used by any Person for any purpose in the Consolidated Action or otherwise, except as may be necessary to effectuate the Settlement. This provision shall remain in force in the event that the Settlement is terminated for any reason whatsoever. Notwithstanding the foregoing, any of the Released Parties may file the Stipulation or any judgment or order of the Court related hereto in any other action that may be brought against them, in order to support any and all defenses or counterclaims based on res judicata, collateral estoppel, good-faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim

13.    Termination of Settlement: If the Settlement is terminated pursuant to Paragraph 15 of the Stipulation, then (a) this Final Order and Judgment shall be vacated and shall become null and void and of no further force and effect, except as otherwise provided by the Stipulation, and this Final Order and Judgment shall be without prejudice to the rights of Plaintiffs, all other Sinclair stockholders, Sinclair, and Defendants; (b) the Stipulation and the Settlement (including the Releases given pursuant to the terms of the Stipulation) shall be cancelled and shall become null and void and of no force and effect, except as specifically provided in the Stipulation; and (c) the Parties shall be restored to their respective positions in the Consolidated Action immediately prior to the execution of the Stipulation and shall promptly agree on a new scheduling stipulation to govern further proceedings in the Consolidated Action.
14.    Modification of the Stipulation: Without further approval from the Court, Plaintiffs and Defendants are hereby authorized to agree to and adopt such amendments or modifications of the Stipulation or any exhibits attached thereto to effectuate the Settlement that: (a) are not materially inconsistent with this Final Order and Judgment; and (b) do not materially limit the rights of the Parties, Sinclair, or Sinclair Stockholders in connection with the Settlement. Without further order of the Court, the Parties may agree to reasonable extensions of time to carry out any provisions of the Settlement.
15.    Retention of Jurisdiction: Without affecting the finality of this Final Order and Judgment in any way, this Court retains continuing and exclusive jurisdiction over the Parties, Sinclair, and all Sinclair Stockholders for purposes of the administration, interpretation, implementation, and enforcement of the Settlement.

16.    Entry of Final Judgment: There is no just reason to delay the entry of this Final Order and Judgment as a final judgment in the Consolidated Action. Accordingly, the Clerk of the Court is expressly directed to immediately enter this final judgment in the Consolidated Action.
IT IS SO ORDERED.

DATED:

THE HONORABLE CATHERINE C. BLAKE UNITED STATES DISTRICT JUDGE

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